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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   November 6, 1997



                                   ZILA, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                         0-17521               86-0619668
(State or other jurisdiction            (Commission            (IRS Employer
     of incorporation)                  File Number)         Identification No.)



5227 North 7th Street  Phoenix, Arizona                        85014
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code   (602) 266-6700


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The undersigned hereby amends Item 2 and Item 7(c) of its Current Report on Form
8-K dated November 6, 1997 and filed on November 21, 1997.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

               (a) Zila, Inc. (the "Company"), through its wholly owned subsidiary Zila Pharmaceuticals, Inc., completed its acquisition of the Peridex(R) product line ("Peridex") from The Procter & Gamble Company ("P&G") pursuant to the terms of that Asset Sale and Purchase Agreement dated November 5, 1997 (the "Agreement") between The Procter & Gamble Company, The Procter & Gamble Distributing Company and Zila Pharmaceuticals, Inc. Peridex is a prescription anti-bacterial oral rinse.

               Under the terms of the Agreement, the Company also acquired certain inventory, technology, contract rights, trademarks and other intellectual property associated with Peridex. The purchase price of the Peridex product line, which was determined in arms-length negotiations, was $12 million plus the value of the inventory acquired at the closing. Under the terms of the Agreement, the purchase price is to be delivered to P&G as follows: $6 million was paid at closing, $4 million is payable within 180 days after closing, $1 million is payable within 12 months after closing and $1 million is payable within 24 months after closing. The initial $6 million payment of the purchase price was drawn from the funds available pursuant to the terms of that certain Private Equity Line of Credit Agreement dated as of April 30, 1997 between Deere Park Capital Management and the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c)      Exhibits

          Exhibit No.                        Description

          *10 Form of Asset Purchase and Sale Agreement dated as of November 5, 1997 between Procter & Gamble Company and Zila Pharmaceuticals

          +99                       Press Release dated as of November 7, 1997

* Filed herewith
+ Previously filed


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ZILA, INC.




Date: December 8, 1997                        By    /s/ Joseph Hines
                                                 -------------------
                                                 Joseph Hines
                                                 President




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